UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 19, 2021

Universal Biosensors, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-52607	98-0424072
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Avenue Rowville, 3178, Victoria Australia	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

+61 3 9213 9000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO OPTION PLAN

On September 5, 2021, the Board of Directors (the “Board”) of Universal Biosensors Inc. (the “Company”) approved the amendment and restatement of the Universal Biosensors Inc. CEO Option Plan, dated March 24, 2020 (the “Amended CEO Plan”). The principal provisions of the Amended CEO Plan are summarized below. This summary does not purport to be a complete description of all the provisions of the Amended CEO Plan and is qualified in its entirety by reference to the Amended CEO Plan, a copy of which is attached as Exhibit 10.1 to this Form 8-K. Capitalized terms not otherwise defined in this summary have the meanings given to them in the Amended CEO Plan. The material features of the Amended CEO Plan are:

Eligibility. The Amended CEO Plan provides option awards that may be granted to John Sharman, the Chief Executive Officer of the Company, provided that he is employed by the Company.

Administration. The Amended CEO Plan is administered by the Nomination and Remuneration Committee of the Board or another committee of the Board to which power to administer the Plan has been delegated or if there has been no delegation, the Board (the “Plan Committee”).

Options. The Plan Committee may determine to issue options (each, an “Option”) to Mr. Sharman from time to time to purchase chess depositary interests, each representing a share of common stock of the Company (a “CDI”). The Exercise Price of each Option is determined by the Plan Committee. The Amended CEO Plan provides for adjustments to the Exercise Price upon certain corporate actions affecting the outstanding common stock of the Company, in compliance with the Listing Rules. The number of Options that may be granted to Mr. Sharman is determined by the Plan Committee. Each Option may be exercised after the Vesting Date determined by the Plan Committee and vested Options will lapse on the earliest of (i) the Last Exercise Date, (ii) a determination of the Plan Committee that the Option should lapse because Mr. Sharman, in the Plan Committee’s opinion (a) has been dismissed or removed from office for a reason which entitles a company in the Group (as defined below) to dismiss Mr. Sharman without notice; (b) has committed an act of fraud, defalcation or gross misconduct in relation to the affairs of that company (whether or not charged with an offence); or (c) has done an act which brings the Group or any company in the Group into disrepute; and (iii) the date determined by the Plan Committee (which in no event will be more than six months) after the date of termination of employment of Mr. Sharman with the Group (other than due to the occurrence of a Special Circumstance). If the Vesting Conditions have not been satisfied by the Vesting Date, any unvested Options will lapse on the Vesting Date (or the earlier date on which Mr. Sharman ceases to be an employee of the Company). The Plan Committee may, at its discretion, waive or vary any Vesting Conditions at any time. Options may be exercised by paying the Exercise Price in Australian dollars or through net settlement.

Change in Control Provisions / Accelerated Vesting. In the event of a “Control Event”, as defined in the Amended CEO Plan, an Accelerated Vesting Event, as defined in the Amended CEO Plan, will be triggered. In addition, if a "Special Circumstance" (which includes total and permanent disablement, death or redundancy) occurs in respect of Mr. Sharman, an Accelerated Vesting Event will be triggered. If an Accelerated Vesting Event occurs while Mr. Sharman is employed with the Company and before the Vesting Date, the Plan Committee may, at its discretion (i) bring forward the vesting of all Options held by Mr. Sharman to a date determined by the Plan Committee; and (ii) waive or vary any Vesting Conditions in regard to any Options.

Transferability of Awards. An Option held by Mr. Sharman is personal to Mr. Sharman and may not be exercised by another person, except upon transmission on death of Mr. Sharman or with prior written consent of the Board or the Chairman of the Board and in accordance with Regulation S promulgated under the Securities Act of 1933 (the “Securities Act”). The CDIs and underlying shares issued pursuant to the Amended CEO Plan will be issued in reliance on Regulation S promulgated under Securities Act and may not be transferred except in accordance with Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

Amendments. The Company may at any time by written instrument or by resolution of the Board, amend all or any of the provisions of the Amended CEO Plan.

Governing Law. The Amended CEO Plan is governed by the law of Victoria and the Commonwealth of Australia.

EMPLOYEE INCENTIVE PLAN

On August 19, 2021, the Board approved the Universal Biosensors Inc. Employee Inventive Plan (the “Plan”). The principal provisions of the Plan are summarized below. This summary does not purport to be a complete description of all the provisions of the Plan and is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit 10.2 to this Form 8-K. Capitalized terms not otherwise defined in this summary have the meanings given to them in the Plan. The material features of the Plan are:

Number of Awards Authorized. The maximum number of Awards that may be granted to Participants under this Plan is determined by the Board (subject to any limitations imposed by the organizational documents of the Company, regulatory requirements or any applicable Listing Rules).

Administration. The Plan will be administered by the Remuneration Committee. The Remuneration Committee will have power to:

●	delegate to any persons for such period and on such terms as it sees fit, the exercise of any of its powers or discretions under the Plan;

●	determine appropriate procedures for administration of the Plan, including approving the form and content of forms and notices to be issued under this Plan;

●	resolve conclusively all questions of fact, construction, interpretation or ambiguity in connection with the terms or operation of the Plan and the terms of Awards or CDIs acquired under the Plan; and

●	subject to the Listing Rules, amend, add to or waive any condition under the Plan or any restriction or other condition relating to any Awards allotted under the Plan.

Eligibility. Awards under the plan may only be granted to Eligible Persons. An Eligible Person is any person employed by the Company or any other entity in the group of related or associated companies of which the Company is the holding company and includes any entity designated by the Board to be a member of the Group (even though not a subsidiary of the Company) (the “Group”) on a permanent basis (whether full time, part time or on a long term casual basis) and includes all executive and non-executive directors of the Company or any other person determined by the Board to be an employee for the purposes of the Plan; provided that such person is not a resident of the United States (other than employees on temporary assignment in the United States).

Awards. Awards under the plan may consist of Options, Performance Rights, CDIs or Restricted CDIs, or any such other instrument that the Board determines, which will be granted on the terms of the Plan and any other terms determined by the Renumeration Committee and specified in the notice of grant pursuant to which the Awards are offered to each Eligible Person. The Company may: (i) issue or transfer Awards to Participants for no consideration; or (ii) require the Eligible Person to pay application money for or on account of Awards to be acquired under the Plan.

Restrictions on CDIs. CDIs granted under the Plan (other than as a result of the vesting of a Performance Right) will be considered Restricted CDIs from the date the CDIs are registered in the name of the Participant until the earlier of: (a) the date three years after the relevant date the CDIs are registered in the name of the Participant or such other date as may be determined by the Remuneration Committee in its discretion so as to satisfy the Exemption Conditions; or (b) the day after the date on which the Participant ceases or first ceases to be employed by a body corporate in the Group.

Vesting and lapsing of Performance Rights and Options. Any Award (including Performance Right or an Option) will only vest (and, in the case of an Option, become exercisable) where each vesting conditions and any additional terms specified in the invitation letter for that Award (including Performance Right or Option) have been satisfied or otherwise waived by the Board.

Exercise of Options. When exercised, each Option held by a Participant entitles the Participant to subscribe for and to be issued one CDI (representing one fully paid underlying Share). The subscription price for the CDI is equal to and satisfied by payment of the Exercise Price of the Option.

Vesting of Performance Rights. Upon vesting, each Performance Right held by a Participant will entitle the Participant to receive one CDI (representing one fully paid underlying Share) for each vested Performance Right.

Change in Control Provisions. Notwithstanding anything to the contrary in the Rules, if a takeover bid is made or other formal scheme is proposed for the acquisition of some or all of the shares in the capital of the Company, a Participant may, if: (i) acceptance of the bid or scheme is recommended by the Board; and (ii) the Board resolves to end the restriction on sale of the Awards under the Plan for the purpose of transfer to the bidder, accept on such terms the Participant decides in respect of some or all of the Awards registered in his or her name. Upon a Liquidity Event all Awards which have not yet vested, immediately vest and all Options become exercisable ten Business Days preceding the Liquidity Event.

Transferability. A Participant may not sell, assign, transfer, grant a Security Interest over or otherwise deal with an Award that has been granted to them, unless the relevant dealing is effected by force of law on death or legal incapacity to the Participant’s legal personal representative. A Participant must not transfer, sell or otherwise dispose of, or grant (or purport to grant) any Security Interest in or over or otherwise dispose of or deal with (or purport to otherwise dispose of or deal with) any CDIs acquired under the Plan while they are Restricted CDIs. Each CDI issued under the Plan will be issued pursuant to Regulation S promulgated under the Securities Act and may not be transferred except in accordance with Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

Reconstruction. Prior to the allocation of CDIs upon the exercise of an Award (Options or the vesting of Performance Rights or other), the Board may, in its discretion, determine in respect of Awards (other than Restricted CDIs) to: (i) make adjustments to the terms of an Award granted to that Participant; or (ii) grant additional Awards to that Participant, in order to minimize or eliminate any material advantage or disadvantage to a Participant resulting from a corporate action by the Company or a capital reconstruction of the Company, including a return of capital. In the event that, prior to the exercise of an Award, there is a reconstruction (including a consolidation, subdivision, reduction or return) of the issued capital of the Company, then the rights of the Participant including the number of Award that each Participant is entitled or the Exercise Price (if any), or both, will be reconstructed in the manner permitted by the Listing Rules.

Amendment and Terminations. The rights attaching to any Award may be amended by the Board subject to receipt of any necessary shareholder or other approval under: (i) the Securities Act or any other law applicable to the Company; and (ii) if the Company is Listed, the applicable Listing Rules. The Plan may be terminated at any time by resolution of the Board. Termination of the Plan will be without prejudice to the rights of Participants in respect of CDIs or Awards outstanding at the date of termination.

Governing Law. The Plan is governed by the law of Victoria and the Commonwealth of Australia.

GRANTS UNDER THE EMPLOYEE INCENTIVE PLAN

On August 19, 2021, the Board approved the grant (subject to adoption of the Plan) of (i) 2,500,000 Performance Rights to John Sharman, the Company’s Chief Executive Officer, which each represent a contingent right to receive one share of common stock of the Company upon vesting, which will occur, among other triggers, upon the Company’s market capitalization having achieved a specified threshold, (ii) 1,250,000 Performance Rights to John Sharman, which each represent a contingent right to receive one share of common stock of the Company upon vesting, which will occur upon a change of control transaction with a value greater than a specified threshold, (iii) 500,000 Performance Rights to Salesh Balak, the Company’s Chief Financial Officer, which each represent a contingent right to receive one share of common stock of the Company upon vesting, which will occur, among other triggers, upon the Company’s market capitalization having achieved a specified threshold, and (iv) 250,000 Performance Rights to Salesh Balak, which each represent a contingent right to receive one share of common stock of the Company upon vesting, which will occur upon a change of control transaction with a value greater than a specified threshold,.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

10.1	Universal Biosensors Inc. CEO Option Plan.
10.2	Universal Biosensors Inc. Employee Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL BIOSENSORS, INC.

Date: September 15, 2021	By:	/s/ Salesh Balak
Salesh Balak
Chief Financial Officer